MERRILL LYNCH MORTGAGE INVESTORS, INC.

Depositor

WACHOVIA BANK, NATIONAL ASSOCIATION

Trustee

and

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

______________________________________

POOLING AND SERVICING AGREEMENT

DATED AS OF MAY 1, 2005

______________________________________

MERRILL LYNCH MORTGAGE INVESTORS TRUST,

MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-A3

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01	Conveyance of Mortgage Loans.
SECTION 2.02	Acceptance of Mortgage Loans by Trustee.
SECTION 2.03	Assignment of Interest in the Assignment, Assumption and Recognition Agreement
SECTION 2.04	Substitution of Mortgage Loans
SECTION 2.05	Issuance of Certificates.
SECTION 2.06	Representations and Warranties Concerning the Depositor
SECTION 2.07	Representations and Warranties Concerning the Master Servicer
SECTION 2.08	REMIC Elections.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01	Master Servicer
SECTION 3.02	REMIC-Related Covenants
SECTION 3.03	Monitoring of Servicer
SECTION 3.04	Fidelity Bond
SECTION 3.05	Power to Act; Procedures
SECTION 3.06	Due-on-Sale Clauses; Assumption Agreements
SECTION 3.07	Release of Mortgage Files
SECTION 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.
SECTION 3.09	Standard Hazard Insurance and Flood Insurance Policies.
SECTION 3.10	Presentment of Claims and Collection of Proceeds
SECTION 3.11	Maintenance of the Primary Mortgage Insurance Policies.
SECTION 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.
SECTION 3.13	Realization Upon Defaulted Mortgage Loans
SECTION 3.14	Compensation for the Master Servicer.
SECTION 3.15	REO Property.
SECTION 3.16	Annual Officer’s Certificate as to Compliance.
SECTION 3.17	Annual Independent Accountant’s Servicing Report
SECTION 3.18	Reports Filed with Securities and Exchange Commission.
SECTION 3.19	Rights of the NIMs Insurer.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.01	Protected Accounts
SECTION 4.02	Master Servicer Collection Account.
SECTION 4.03	Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

SECTION 4.04	Distribution Account
SECTION 4.05	Permitted Withdrawals and Transfers from the Distribution Account
SECTION 4.06	Distributions on the REMIC Interests.
SECTION 4.07	Distributions.
SECTION 4.08	Payments
SECTION 4.09	Statements to Certificateholders
SECTION 4.10	Monthly Advances
SECTION 4.11	Compensating Interest Payments

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.
SECTION 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04	Persons Deemed Owners.
SECTION 5.05	Access to List of Certificateholders’ Names and Addresses.
SECTION 5.06	Book-Entry Certificates.
SECTION 5.07	Notices to Depository.
SECTION 5.08	Definitive Certificates.
SECTION 5.09	Maintenance of Office or Agency.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01	Liabilities of the Master Servicer
SECTION 6.02	Merger or Consolidation of the Master Servicer.
SECTION 6.03	Indemnification from the Master Servicer and the Depositor
SECTION 6.04	Limitations on Liability of the Master Servicer and Others
SECTION 6.05	Master Servicer Not to Resign
SECTION 6.06	Successor Master Servicer
SECTION 6.07	Sale and Assignment of Master Servicing

ARTICLE VII

DEFAULT

SECTION 7.01	Events of Default
SECTION 7.02	Trustee to Act; Appointment of Successor
SECTION 7.03	Notification to Certificateholders
SECTION 7.04	Waiver of Defaults
SECTION 7.05	List of Certificateholders

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01	Duties of Trustee
SECTION 8.02	Certain Matters Affecting the Trustee and the Securities Administrator
SECTION 8.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans

SECTION 8.04	Trustee and Securities Administrator May Own Certificates
SECTION 8.05	Trustee’s and Securities Administrator’s Fees and Expenses
SECTION 8.06	Eligibility Requirements for Trustee and Securities Administrator
SECTION 8.07	Insurance
SECTION 8.08	Resignation and Removal of the Trustee and Securities Administrator
SECTION 8.09	Successor Trustee and Successor Securities Administrator
SECTION 8.10	Merger or Consolidation of Trustee or Securities Administrator
SECTION 8.11	Appointment of Co-Trustee or Separate Trustee
SECTION 8.12	Federal Information Returns and Reports to Certificateholders; REMIC Administration

ARTICLE IX

TERMINATION

SECTION 9.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
SECTION 9.02	Final Distribution on the Certificates.
SECTION 9.03	Additional Termination Requirements.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01	Intent of Parties
SECTION 10.02	Amendment
SECTION 10.03	Recordation of Agreement
SECTION 10.04	Limitation on Rights of Certificateholders
SECTION 10.05	Acts of Certificateholders
SECTION 10.06	Governing Law
SECTION 10.07	Notices
SECTION 10.08	Severability of Provisions
SECTION 10.09	Successors and Assigns
SECTION 10.10	Article and Section Headings
SECTION 10.11	Counterparts
SECTION 10.12	Notice to Rating Agencies
SECTION 10.13	Third Party Beneficiary
SECTION 10.14	Additional Rights of the NIMs Insurer.

Exhibit A-1	-	Form of Class A Certificates
Exhibit A-2	-	Form of Class M and Class B Certificates
Exhibit A-3	-	Form of Class R Certificates
Exhibit A-4	-	Form of Class C and Class P Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]
Exhibit D	-	Request for Release of Documents
Exhibit E-1	-	Form of Transfer Affidavit pursuant to Section 860E(e)(4)
Exhibit E-2	-	Form of Transferor Certificate
Exhibit F-1	-	Form of Transferor Representation Letter
Exhibit F-2	-	Form of Investor Representation Letter
Exhibit F-3	-	Form of Rule 144A Letter
Exhibit G	-	Form of Custodial Agreement
Exhibit H	-	Servicing Agreement
Exhibit I	-	Assignment Agreement
Exhibit J	-	[Reserved]
Exhibit K	-	Form Certification to be Provided by the Master Servicer with Form 10-K
Exhibit L	-	Form of Cap Contract

This POOLING AND SERVICING AGREEMENT (the “Agreement”), dated as of May 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the “Depositor”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor intends to sell mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will make, in accordance with Section 8.12, an election to treat the entire segregated pool of assets described in the definition of REMIC 1 (as defined herein) (excluding the Cap Contract and the Cap Contract Account), and subject to this Agreement, as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes and such segregated pool of assets will be designated as “REMIC 1.” The REMIC 1 Regular Interests will be the “regular interests” in REMIC 1 and the Class R-1 Interest will be the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the REMIC 1 Regular Interests will be designated as “REMIC 2” and the REMIC Administrator will make a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates will be “regular interests” in REMIC 2, and the Class R-2 Interest will be the sole class of “residual interests” therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

The following table irrevocably sets forth the designation, the REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the REMIC 1 Regular Interest. The REMIC 1 Regular Interests will not be certificated.

REMIC I

Designation	REMIC 1 Pass-Through Rate	Uncertificated Principal Balance	Latest Possible Maturity Date(1)
AA	Variable(2)	$311,034,796.49	May 25, 2035
A-I-1	Variable(2)	$2,595,080.00	May 25, 2035
A-I-2	Variable(2)	$288,340.00	May 25, 2035
M-1	Variable(2)	$101,560.00	May 25, 2035
M-2	Variable(2)	$74,580.00	May 25, 2035
B-1	Variable(2)	$52,370.00	May 25, 2035
B-2	Variable(2)	$15,870.00	May 25, 2035
B-3	Variable(2)	$33,330.00	May 25, 2035
R-2	Variable(2)	$1.00	May 25, 2035
ZZ	Variable(2)	$3,186,517.91	May 25, 2035

_______________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Mortgage Loans has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC 1 Pass-Through Rate” herein.

REMIC 2

The Certificates shall be substantially in the forms attached hereto as exhibits. For purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates is May 25, 2035. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	REMIC 2 Pass-Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum	Initial Certificate Principal Balance
A-1	Adjustable Rate(1)	$50,000.00	$1.00	$259,508,000.00
A-2	Adjustable Rate(1)	$50,000.00	$1.00	28,834,000.00
M-1	Adjustable Rate(1)	$50,000.00	$1.00	10,156,000.00
M-2	Adjustable Rate(1)	$50,000.00	$1.00	7,458,000.00
B-1	Adjustable Rate(1)	$50,000.00	$1.00	5,237,000.00
B-2	Adjustable Rate(1)	$50,000.00	$1.00	1,587,000.00
B-3	Adjustable Rate(1)	$50,000.00	$1.00	3,333,000.00
C	Variable(2)	(3)	(3)	100%
R	Adjustable Rate(1)	$100.00	N/A	$100.00

___________________

(1)

The Pass-Through Rate for each of the Class A Certificates, Class B Certificates and Class M Certificates shall equal the corresponding Pass-Through Rate for such Class of Certificates as provided herein.

(2)

The Class C Certificates will accrue interest at its variable Pass-Through Rate on the Uncertificated Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests. The Class C Certificates will not accrue interest on its Uncertificated Principal Balance.

(3)

The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 10%. The initial Overcollateralization Amount is $1,269,245.

GRANTOR TRUST

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all Prepayment Charges as a Grantor Trust for federal income tax purposes under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership, and such segregated pool of assets will be designated as the Grantor Trust. The following table irrevocably sets forth the designation and aggregate Initial Certificate Principal Balance for each Class P Certificates comprising the interests in the Grantor Trust.

Designation	Pass-Through Rate	Initial Principal Balance
Class P	0.00%(1)	N/A
(1)	The Class P Certificates are entitled to all Prepayment Charges and are not entitled to any interest.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the Servicing Agreement, to the extent applicable to the Servicer, but in no event below the standard set forth in clause (x).

Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

Accrual Period: With respect to each Class of Certificates (other than the Class C Certificates and Class P Certificates) and REMIC 1 Regular Interests and any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class C Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on each Class of Certificates and the REMIC 1 Regular Interests will be made on the basis of a 360 day year comprised of 12 30-day months.

Adjustment Date: As to each Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Applicable State Law: For purposes of Section 8.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the “Appraised Value” of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the “Appraised Value” is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

Assignment, Assumption and Recognition Agreement: Shall mean the Assignment, Assumption and Recognition Agreement (attached hereto as Exhibit I), dated as of May 26, 2005, among the Seller, the Depositor and GreenPoint Mortgage Funding, Inc. pursuant to which (i) the Mortgage Loans were sold to the Depositor and (ii) the Servicing Agreement and the rights of the Seller thereunder were assigned to the Depositor for the benefit of the Certificateholders.

Auction: The one-time auction conducted by the Securities Administrator, as described in Section 9.01(b) hereof.

Auction Date: The date on which the Auction occurs.

Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date divided by (y) by the aggregate Certificate Principal Balance of the Offered Certificates and Class B-3 Certificates as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant,” or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

Cap Contract: The amended confirmation and agreement and any related confirmation thereto, between the Trust Fund or Trustee and the Cap Contract Counterparty (in the form of Exhibit N hereto).

Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.07(j)(i) in the name of the Trustee for the benefit of the Trust Fund and designated “Wachovia Bank, National Association, as Trustee, as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A3.” Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

Cap Contract Counterparty: Credit Suisse First Boston International.

Cap Contract Notional Balance: With respect to any Distribution Date, the Cap Contract Notional Balance set forth for such Distribution Date in the One-Month LIBOR Cap Table attached as an exhibit to the Cap Contract attached hereto as Exhibit L.

Cap Contract Termination Date: The day after the Distribution Date in January 2008.

Cap Rate: With respect to each Distribution Date, the Cap Rate designated in the Cap Contract.

Ceiling Rate: With respect to each Distribution Date with respect to which payments are received on the Cap Contract, a rate equal to 9.20% per annum.

Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1, A-2, A-3 and A-4.

Certificate Notional Amount: With respect to the Class C Certificates and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Certificate Notional Amount of the Class C Certificates shall be $317,382,445.40. For federal income tax purposes, the Certificate Notional Amount for any Distribution Date shall be an amount equal to the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests for such Distribution Date.

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Certificate (other than any Class C Certificate or Class P Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal; and (ii) such class’s share of any Applied Realized Loss Amounts for previous Distribution Dates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

Certificate Register: The register maintained pursuant to Section 5.02 hereof.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The NIMs Insurer and the Trustee are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance and the Class R Certificate Principal Balance.

Class A Certificates: Any of the Class A-1, the Class A-2 and the Class R Certificates.

Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 81.70% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

Class A-1 Certificate: Any Certificate designated as a “Class A-1 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

Class A-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.270% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.540% per annum.

Class A-1 Pass-Through Rate: For the first Distribution Date, 3.36% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class A-2 Certificate: Any Certificate designated as a “Class A-2 Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

Class A-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2 Certificates.

Class A-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class A-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2 Pass-Through Rate for the related Accrual Period.

Class A-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.330% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.660% per annum.

Class A-2 Pass-Through Rate: For the first Distribution Date, 3.42% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class B Certificates: Any of the Class B-1, Class B-2 or Class B-3 Certificates.

Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.300% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.950% per annum.

Class B-1 Pass-Through Rate: For the first Distribution Date, 4.39% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 96.10% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of “Certificate Principal Balance.”

Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.700% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.550% per annum.

Class B-2 Pass-Through Rate: For the first Distribution Date, 4.79% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (E) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 97.10% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of “Certificate Principal Balance.”

Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

Class B-3 Certificate: Any Certificate designated as a “Class B-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class B-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 2.000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.000% per annum.

Class B-3 Pass-Through Rate: For the first Distribution Date, 5.09% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (F) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 99.20% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-3 Certificates pursuant to the last sentence of the definition of “Certificate Principal Balance”

Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

Class C Certificate: Any Certificate designated as a “Class C Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the obligation to pay Floating Rate Certificate Carryover amounts.

Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

Class C Current Interest: As of any Distribution Date, with respect to the Class C Certificates, (i) the interest accrued on the Uncertificated Notional Amount during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest Payments and (b) any Relief Act Shortfalls during the related Due Period.

Class C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class C Certificates for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A Certificates and Class M Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralization Amount.

Class M Certificates: Any of the Class M-1 Certificates and Class M-2 Certificates.

Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance.

Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.440% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.660% per annum.

Class M-1 Pass-Through Rate: For the first Distribution Date, 3.53% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 88.10% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.650% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.975% per annum.

Class M-2 Pass-Through Rate: For the first Distribution Date, 3.74% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 92.80% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A

Certificates and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of “Certificate Principal Balance.”

Class P Certificate: Any Certificate designated as a “Class P Certificate” on the face thereof, in the form of Exhibit A-4 hereto, and evidencing an interest in the Grantor Trust.

Class R Certificate: Any Certificate designated as a “Class R Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to distributions as set forth herein.

Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

Class R-1 Interest: The residual interest in REMIC 1.

Class R-2 Interest: The residual interest in REMIC 2.

Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.270% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.540% per annum.

Class R Pass-Through Rate: For the first Distribution Date, 3.36% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Available Funds Cap, (3) the Maximum Rate Cap and (4) the Hard Cap for such Distribution Date.

Closing Date: May 26, 2005.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 4.11.

Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor, Charlotte, NC 28288-1179, Attention: Corporate Trust Group - Merrill Lynch Mortgage Investors, Inc., MLMI Series 2005-A3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Corresponding Class: With respect to each REMIC 1 Regular Interest other than REMIC 1 Regular Interests AA and ZZ, the Certificate with the corresponding designation.

Current Interest: Any of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

Cut-off Date: May 1, 2005.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Definitive Certificates: As defined in Section 5.06.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance of this Certificate.”

Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause the REMIC Trust contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated “Wachovia Bank, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A3 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2005.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody’s and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee, the NIMs Insurer and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody’s at the time any deposits are held on deposit therein, (vii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, that is acceptable to the Rating Agencies or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee and the NIMs Insurer.

ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter’s exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a “designated transaction”) highest generic rating categories by at least one of the Rating Agencies.

ERISA Restricted Certificates: Any of the Class B-3, Class C, Class P and Class R Certificates.

Event of Default: As defined in Section 7.01 hereof.

Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been calculated using the Net Rate instead of the Net WAC.

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (1) the Monthly Excess Interest Amount for such Distribution Date and (2) the excess, if any, of (A) the sum of (x) the aggregate Certificate Principal Balance of the Offered Certificates and Class B-3 Certificates immediately prior to such Distribution Date and (y) approximately $1,269,529 over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period (reduced by Realized Losses on the Mortgage Loans during the related Prepayment Period).

Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Fitch: Fitch, Inc., or any successor in interest.

Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A, Class M or Class B Certificates is based upon a cap, the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on a cap, up to but not exceeding greatest of (x) the Maximum Rate Cap or (y) the sum of (i) the Available Funds Cap and (ii) the product of (A) 12 and (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Offered Certificates for such Distribution Date or (C) 11.50% per annum over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Grantor Trust: The grantor trust described in Section 2.08 hereof.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Hard Cap: With respect to a Distribution Date, the per annum rate equal to 11.50% per annum.

Indemnified Persons: The Trustee, the Master Servicer, the Depositor, the NIMs Insurer and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Initial Adjustment Date: As to any Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount or the Class B-3 Interest Carry Forward Amount, as the case may be.

Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, May 24, 2005.

Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Monthly Advances relating to interest with respect to the Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee, (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period and (7) refunds, if any, of amounts paid to either of the MI Insurers as MI Insurer Fees, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement.

Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

Losses: Any losses, claims, damages, liabilities or expenses collectively.

Marker Rate: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) multiplied by the weighted average of the Pass-Through Rates for each REMIC 1 Regular Interest (other than REMIC 1 Regular Interest AA), with the rates on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest ZZ) subject to a cap equal to the Pass-Through Rate for the Corresponding Class for such REMIC 1 Regular Interest, and the rate on REMIC 1 Regular Interest ZZ subject to a cap of zero, in each case for purposes of this calculation.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

Master Servicer Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 4.02 in the name of the Trustee for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Master Servicer for Wachovia Bank, National Association, as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A3.” Funds in the Master Servicer Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Master Servicing Compensation: The meaning specified in Section 3.14.

Maximum Mortgage Rate: With respect to each Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the maximum lifetime Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate Certificate Principal Balance of the Offered Certificates and Class B-3 Certificates as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

MIN: The loan number for any MERS Loan.

Minimum Mortgage Rate: With respect to each Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.40% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

MLMLI: Merrill Lynch Mortgage Lending, Inc.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: An advance of principal or interest required to be made by the Servicer pursuant to the Servicing Agreement or the Master Servicer pursuant to Section 4.10.

Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the Interest Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to Section 4.07(a) (other than the last clause thereof).

Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.09(a).

Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

Mortgage: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument with all riders attached thereto creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate (expressed as a per annum rate).

Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

Net WAC: With respect to any Distribution Date, a per annum rate equal to 12 times the quotient obtained by dividing (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date by (y) the Aggregate Certificate Principal Balance as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

NIM Notes: The notes to be issued pursuant to the Indenture.

NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

NIMs Insurer Default: As defined in Section 10.14.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer (as successor servicer), the Trustee (as successor Master Servicer) or Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer (as successor servicer), the Trustee (as successor Master Servicer) or Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

Offered Certificate: The Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2 and Class R Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i)         If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(ii)         If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Master Servicer or the Depositor.

Optional Termination: The termination of the Trust Fund hereunder pursuant to Section 9.01(a) hereof.

Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b) hereof.

Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), the Servicer or the Master Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Trust to conduct the Auction.

Originator: GreenPoint Mortgage Funding, Inc.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

Overcollateralization Reduction Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date, 0.40% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to any Class A Certificates, Class B Certificates or Class M Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

With respect to the Class C Certificates, a per annum rate equal to the percentage equivalent of a fraction, (x) the numerator of which is the sum, for each REMIC 1 Regular Interest, of the excess of the REMIC 1 Pass-Through Rate for such REMIC 1 Regular Interest over the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of such REMIC 1 Regular Interest and (y) the denominator of which is the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests.

Paying Agent: The Trustee or any successor Paying Agent appointed by the Trustee.

Percentage Interest: With respect to:

(iii)        any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

(iv)        any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(v)        obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(vi)        general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

(vii)       commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

(viii)      certificates of deposit, demand or time deposits, or bankers’ acceptances (other than banker’s acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

(ix)        demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(x)        guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

(xi)        repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(xii)       securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

(xiii)      interests in any money market fund (including those managed or advised by the Master Servicer or the Trustee or any of their respective affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

(xiv)      short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer or Master Servicer but not yet deposited in the Master Servicer Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer and/or the Trustee shall receive an Opinion of Counsel acceptable to the Servicer and/or the Trustee, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of “Modeling Assumptions,” relating to the Offered Certificates.

Prepayment Charges: Any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable, as identified on the Mortgage Loan Schedule.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the 1st day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the last day of the month in which such Distribution Date occurs.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) all Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on any Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loan is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the

Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) all other amounts reimbursable to the Master Servicer, Securities Administrator, Servicer and the Trustee pursuant to this Agreement and allocable to principal.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Liquidation Proceeds.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

Principal Remittance Amount: With respect to each Distribution Date, the sum of the amounts listed in clauses (1) through (7) of the definition of Principal Funds.

Prospectus Supplement: The Prospectus Supplement dated May 24, 2005 relating to the public offering of the Offered Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by Servicer with respect to the Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreement. The Protected Account shall be an Eligible Account.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

Rating Agency: Each of Fitch, S&P and Moody’s. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding the related Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee with the consent of the NIMs Insurer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regular Certificate: Any one of the Class A, Class M, and Class B Certificates.

Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code. References herein to “the REMICs” or “a REMIC” shall mean any of (or, as the context requires, all of) REMIC 1 and REMIC 2.

REMIC 1: As described in the Preliminary Statement and Section 2.08.

REMIC 1 Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests then outstanding and (ii) the REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest AA minus the Marker Rate divided by (b) 12.

REMIC 1 Overcollateralized Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interests AA and ZZ), in each case as of such date of determination.

REMIC 1 Pass-Through Rate: With respect to any Distribution Date, a per annum rate equal to the rate specified in the definition of Net Rate.

REMIC 1 Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the Uncertificated Principal Balances of REMIC 1 Regular Interests A-1, A-2, M-1, M-2, B-1, B-2, B-3, and R-2 and the denominator of which is the sum of the Uncertificated Principal Balances of REMIC 1 Regular Interests A-1, A-2, M-1, M-2, B-1, B-2, B-3, R-2 and ZZ.

REMIC 1 Regular Interests: REMIC 1 Regular Interest AA, REMIC 1 Regular Interest A-1, REMIC 1 Regular Interest A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest B-1, REMIC 1 Regular Interest B-2, REMIC 1 Regular Interest B-3, REMIC 1 Regular Interest R-2 and REMIC 1 Regular Interest ZZ.

REMIC 1 Regular Interest AA: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest A-1: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest A-2: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest M-1: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest M-2: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest B-1 regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest B-2 regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest B-3 regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest R-2: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1 Regular Interest ZZ: A regular interest in REMIC 1 that is held as an asset of REMIC 2, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related REMIC 1 Pass-Through Rate, and that has such other terms as are described herein.

REMIC 1Regular Interest ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ over (y) the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (ii) the sum of Uncertificated Accrued Interest on the REMIC 1 Regular Interests (other than REMIC 1 Regular Interests AA and ZZ), with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Class for the purpose of this calculation.

REMIC 1 Required Overcollateralization Amount: 1% of the required Overcollateralization Amount.

REMIC 2: As described in the Preliminary Statement and Section 2.08.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property: A Mortgaged Property acquired by the Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 in connection with a defaulted Mortgage Loan.

Repurchase Proceeds: The repurchase price in connection with any repurchase of a Mortgage Loan by the Originator and any cash deposit in connection with the substitution of a Mortgage Loan.

Request for Release: The Request for Release of Documents submitted by the Servicer to the Custodian and the Trustee, substantially in the form of Exhibit D hereto.

Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date Occurring In	Class A-1 Required Loss Percentage
June 2008 – May 2009	0.75% with respect to June 2008, plus an additional 1/12th of 0.25% for each month thereafter
June 2009 – May 2010	1.00% with respect to June 2009, plus an additional 1/12th of 0.25% for each month thereafter
June 2010 – May 2011	1.25% with respect to June 2010, plus an additional 1/12th of 0.15% for each month thereafter
June 2011 and thereafter	1.40%

Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

Reuters Screen LIBO Page: The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

Rule 144A Letter: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-3 hereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sale Agreement or Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement dated as of April 1, 2003 between the Merrill Lynch Mortgage Holdings Inc., Terwin Advisors LLC and GreenPoint Mortgage Funding, Inc., as amended by Amendment No. 1, dated as of August 20, 2004 among Merrill Lynch Mortgage Holdings, Inc., Terwin and GreenPoint Mortgage Funding, Inc.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Scheduled Principal: The principal portion of any Scheduled Payment.

Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

Servicer: GreenPoint Mortgage Funding, Inc., a New York corporation, or its successor in interest.

Servicer Remittance Date: With respect to any Distribution Date, the 18th day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, protection and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003 among Merrill Lynch Mortgage Holdings Inc, Terwin Advisors LLC and the Servicer, and the modifications thereto provided in Amendment No. 1, dated as of August 20, 2004, among Merrill Lynch Mortgage Holdings Inc., Terwin Advisors LLC and the Servicer.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) one-twelfth of the Servicing Fee Rate.

Servicing Fee Rate: 0.25% per annum.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

Startup Day: May 26, 2005.

Stated Principal Balance: With respect to a Mortgage Loan and any Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

Stepdown Date: The later to occur of (1) the Distribution Date in June 2008 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 81.70% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

Subordinated Certificates: Each Class of the Class M Certificates and Class B Certificates.

Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Tax Matters Person: The Person designated as “tax matters person” in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Transferor: Any originator of a Mortgage Loan.

Trigger Event: The situation that exists with respect to any Distribution Date on or after June 2008, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 31.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

Trust Fund: The corpus of the trust (the “Merrill Lynch Mortgage Investors Trust, Series 2005-A3”) created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Master Servicer Collection Account; (ii) the Master Servicer Collection Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this

Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vi) the Cap Contract and Cap Contract Account.

Trustee: Wachovia Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

Uncertificated Accrued Interest: With respect to any REMIC 1 Regular Interest for any Distribution Date, one month’s interest at the related REMIC 1 Pass-Through Rate for such Distribution Date, accrued on the Uncertificated Principal Balance immediately prior to such Distribution Date. Uncertificated Accrued Interest for each of the REMIC 1 Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest relating to the Mortgage Loans for any Distribution Date shall be allocated among the REMIC 1 Regular Interests, pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

Uncertificated Notional Amount: With respect to the Class C Certificates and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests for such Distribution Date.

Uncertificated Principal Balance: The principal amount of any REMIC 1 Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest, as applicable, on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced in such Distribution Date by Realized Losses. The Uncertificated Principal Balance of each REMIC 1 Regular Interest shall never be less than zero.

With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Class M Certificates, the Class B Certificates and Class R-2 Interest then outstanding.

Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Certificates pursuant to the last sentence of the definition of “Certificate Principal Balance.”

USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.17.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C Certificates and Class P Certificates will be allocated all of the remaining voting rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01	Conveyance of Mortgage Loans.

(a)        The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicer in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Trustee in the Distribution Account for the benefit of the Trustee on behalf of the Regular Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Assignment, Assumption and Recognition Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreement as assigned to the Depositor on behalf of the Certificateholders by the Assignment, Assumption and Recognition Agreement and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)        In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan:

(i)         the original Mortgage Note, endorsed in the following form: “Pay to the order of Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A3, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii)         the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii)        an original Assignment of the Mortgage executed in the following form: “Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A3.

(iv)        the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)        the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(vi)	the original of any guarantee executed in connection with the Mortgage Note;
(vii)	the original mortgagee title insurance policy;

(viii)      the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(ix)	the original power of attorney, if applicable;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to clauses (b)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date; (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Depositor shall cause, at its expense, the assignment of the Mortgage to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.01. The Depositor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund, the Trustee or the Custodian, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust Fund in accordance with Section 9.05.

If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

(c)        The parties hereto agree that it is not intended that any mortgage loan be included in the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective

November 7, 2004 or (iv) a “High-cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

SECTION 2.02	Acceptance of Mortgage Loans by Trustee.

(a)        The Trustee acknowledges the sale, transfer and assignment of the Trust to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates and the NIMs Insurer, if any. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders and the NIMs Insurer, if any, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the NIMs Insurer, if any, on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(v), (vi), (viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor’s name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File, (iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin and the lifetime cap for such Mortgage Loan and (v) the Cap Contract (a form of which is attached hereto as Exhibit L). In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller and the NIMs Insurer, if any. In accordance with the representation made by the Seller in the Assignment, Assumption and Recognition Agreement that the Seller has delivered to the Depositor all documents required to be delivered in accordance with Section 6.03 of the Servicing Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Seller’s obligation pursuant to the representation made by the Seller in the Assignment, Assumption and Recognition Agreement, within 90 days from the Trustee’s or the Custodian’s notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)        No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders and the NIMs Insurer, if any, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(v), (vi), (viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor’s name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller and the NIMs Insurer, if any. In accordance with the representation made by the Seller in the Assignment, Assumption and Recognition Agreement to deliver the mortgage loans in accordance with Section 6.03 of the Servicing Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders or the NIMs Insurer, if any, in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Assignment, Assumption and Recognition Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

(c)        In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master

Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

SECTION 2.03	Assignment of Interest in the Assignment, Assumption and Recognition Agreement.

(a)        The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders and the NIMs Insurer, all of its right, title and interest in the Assignment, Assumption and Recognition Agreement, including but not limited to Depositor’s rights and obligations pursuant to the Servicing Agreement. The obligations of the Seller or the Originator pursuant to the Assignment, Assumption and Recognition Agreement or the Servicing Agreement, as applicable, to substitute or repurchase a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)        If the Depositor, the Master Servicer, Securities Administrator, the NIMs Insurer or the Trustee discovers a breach of any of the representations and warranties set forth in Section 7.03 of the Servicing Agreement, which breach materially and adversely affects the value of the interests of Certificateholders, the NIMs Insurer or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller or the Originator pursuant to the Assignment, Assumption and Recognition Agreement or the Servicing Agreement, as applicable, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Assignment, Assumption and Recognition Agreement, Servicing Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to such Seller or Originator, as applicable, the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by such Seller or Originator, without recourse, as are necessary to vest in such Seller or Originator title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Trustee or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller or Originator to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the NIMs Insurer or the Trustee on their behalf.

SECTION 2.04     Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Section 7.03 of the Servicing Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller or Originator may, no later than the date by which such purchase by such Seller or Originator would otherwise be required, tender to the Trustee a Substitute Mortgage Loan; provided, however, that substitution pursuant to Section 7.03 of the Servicing Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify such Seller or Originator, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within one Business Day of receipt, such Seller or Originator shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller or the Originator of the Purchase Price for the purchase of a Mortgage Loan by such Seller or Originator. After such notification to such Seller or Originator and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Originator. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of such Originator and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Originator the related Mortgage File related to any Mortgage Loan released pursuant to the Assignment, Assumption and Recognition Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Originator title to and rights under any Mortgage Loan released pursuant to the Servicing Agreement or Section 2.04 of this Agreement, as applicable. The Originator shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Servicing Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Servicing Agreement shall be deemed to have been made by the Originator with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, the NIMs Insurer, if any, and the Rating Agencies.

Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Master Servicer, the Trustee and the NIMs Insurer shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related “regular interests” as “regular interests” in any such REMIC, or (B) cause any such REMIC to engage in a “prohibited transaction” or prohibited contribution pursuant to the REMIC provisions.

SECTION 2.05	Issuance of Certificates.

(a)        The Trustee acknowledges the assignment to it on behalf of the Trust Fund of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

SECTION 2.06     Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the NIMs Insurer, if any, the Master Servicer and the Securities Administrator as follows:

(i)         the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)         the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)        the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)        this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)        there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)       immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

SECTION 2.07     Representations and Warranties Concerning the Master Servicer. Wells Fargo Bank, National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

(i)         It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

(ii)         It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)        The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)        No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)        No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

SECTION 2.08	REMIC Elections.

(a)        The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the REMIC 1 and REMIC 2 as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC 1 and REMIC 2 be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

(b)        The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC’s fiscal year shall be the calendar year.

REMIC 1 shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the REMIC 1, (iii) the grantor trusts described in Section 2.08 hereof and (iv) the Cap Contract and the Cap Contract Account. The REMIC 1 shall issue the REMIC 1 Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class R-1 Interest that shall be designated as the sole class of residual interest in REMIC 1. The REMIC 1 Regular Interest shall have the characteristics set forth in its definition.

The assets of REMIC 2 shall be the REMIC 1 Regular Interests. The Certificates (other than Class P Certificates and Class R Certificates) shall be designated as the regular interests in REMIC 2 and the Class R-2 Interest shall be designated as the sole class of residual interest in REMIC 2. For federal income tax purposes, the pass-through rate on each Certificate (other than Class P Certificates and Class C Certificates) and on the Class R-2 Interest shall be subject to a cap equal to the Net Rate.

The beneficial ownership of the Class R-1 Interest and the Class R-2 Interest shall be represented by the Class R Certificate. The Class R-1 Interest shall not have a principal balance or bear interest.

(c)        The “tax matters person” with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as “tax matters person” with respect to each REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the “tax matters person” shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

(d)        It is intended that the rights of each Class of the Class A, Class M and Class B Certificates and the Class R-2 Interest to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and the Class R-2 Interest and such shall be accounted for as property held separate and apart from the regular interests in REMIC 2 held by the holders of the Class A, Class M and Class B Certificates and the residual interest in REMIC 2 held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts, will be treated as distributed by REMIC 2 to the Class C Certificates pro rata in payment of the amounts specified in Section 4.07(c)(ix) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

(e)        The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.07(a)(i) hereof shall be treated as a “grantor trust” under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

(f)	[Reserved]

(g)        On each Distribution Date, the following amounts, in the following order of priority, shall be deemed distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests:

(i)         to the extent of funds available in the Distribution Account, to the Holders of the REMIC 1 Regular Interests, pro rata, in an amount equal to (A) the related Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest ZZ shall be reduced when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 1 Regular Interest ZZ Maximum Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 1 Regular Interest A-1, REMIC 1 Regular Interest A-2, REMIC 1 Regular Interest M-1, REMIC 1 Regular Interest M-2, REMIC 1 Regular Interest B-1, REMIC 1 Regular Interest B-2, REMIC 1 Regular Interest B-3 and REMIC 1 Regular Interest R-2, in the same proportion as the amount that is needed to increase overcollateralization is allocated to the Corresponding Class for each such REMIC 1 Regular Interest, respectively, and the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ shall be increased by such amount;

(ii)         on each Distribution Date, to the Holders of REMIC 1 Regular Interests in an amount equal to the remainder of funds available in the Distribution Account after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below): (A) 98.00% of such remainder to the Holders of the REMIC 1 Regular Interest AA, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; (B) 2.00% of such remainder, first, to the Holders of the REMIC 1 Regular Interests A-1, A-2, M-1, M-2, B-1, B-2, B-3 and R-2 in an aggregate amount equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Class for each such REMIC 1 Regular Interest, respectively, until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero; and, second, to the Holders of the REMIC 1 Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and (C) any remaining amounts to the Holders of the Class R-1 Interest; and

(iii)	any remaining amount to the Holders of the Class R-1 Interest.

(h)        Notwithstanding the distributions described in this Section 2.08, distribution of funds from the Distribution Account shall be made only in accordance with Section 4.07.

(i)         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(j)         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor, the Trustee or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01     Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer their respective Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. Neither of the Master Servicer or Securities Administrator shall have any responsibility for reviewing or reconciling the Protected Account or for any expenses or other consequences resulting from any failure of such Protected Account to be so reconciled.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or the Custodian’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

SECTION 3.02    REMIC-Related Covenants. For as long as the REMIC Trust shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC Trust as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Assignment, Assumption and Recognition Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to the REMIC Trust after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03     Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)        The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans, or if the Master Servicer is unwilling or unable to act as a servicer, the Master Servicer or the NIMs Insurer shall cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)        To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

(d)        The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e)        If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

SECTION 3.04     Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.05     Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the REMIC Trust to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause the REMIC Trust to fail to qualify as a REMIC or result in the imposition of a tax upon the REMIC Trust. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3.06     Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the Servicing Agreement, and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

SECTION 3.07     Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer or the Master Servicer will furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Servicer pursuant to Section 4.01 or by the Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

SECTION 3.08	Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)        The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and (to the extent provided in the Servicing Agreement) shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)        All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement.

SECTION 3.09	Standard Hazard Insurance and Flood Insurance Policies.

(a)        For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)        Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer or the Master Servicer, or by the Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03 in accordance with the terms and conditions of the Servicing Agreement. Any cost incurred by the Master Servicer or the Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

SECTION 3.10     Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the Servicing Agreement) cause the Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.11	Maintenance of the Primary Mortgage Insurance Policies.

(a)        The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b)        The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.12	Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.13     Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the Servicing Agreement.

SECTION 3.14	Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account and the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 3.15	REO Property.

(a)        In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)        The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)        The Master Servicer and the Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)        To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the Servicer as provided above shall be deposited in the

Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

SECTION 3.16	Annual Officer’s Certificate as to Compliance.

(a)        The Master Servicer shall deliver to the Trustee, the NIMs Insurer, if any, and the Rating Agencies on or before February 28 of each year, commencing on February 28, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)        Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 3.17     Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the NIMs Insurer, the Rating Agencies and the Depositor on or before February 28 of each year, commencing on February 28, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

SECTION 3.18	Reports Filed with Securities and Exchange Commission.

(a)        Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the NIMs Insurer and the Trustee who shall make available on its website a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30, 2006 (and each year thereafter unless a Form 15D Suspension Notification has been filed pursuant to Section 3.18(d) below), the Master Servicer shall prepare and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Each such Form 10-K shall include as exhibits the Servicer’s annual statement of compliance and annual accountant’s report as described in the Servicing Agreement, in each case to the extent timely delivered to the Master Servicer. If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Form 10-K shall also include a certification in the form attached hereto as Exhibit K, in compliance with Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any additional directives of the Commission, which shall be signed by a Servicing Officer of the Master Servicer. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file the Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Notwithstanding the foregoing sentence, the Master Servicer shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to: the Depositor c/o Merrill Lynch & Co. Inc. Attn: Managing Director-Analysis and Control. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund except as pursuant to Sections 7.04(c) hereof.

(b)        The Master Servicer shall indemnify and hold harmless the Trustee, the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(c)        If, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) Rules 13a-14 and 15d-14 under the Exchange Act and any related directives of the Commission are modified or superseded by any subsequent statement, rule, directive or regulation of the Commission or any division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affect the form or substance of the required certification under Rule 13a-14 and 15d-14 of the Exchange Act such that, in the reasonable judgment of the Master Servicer, the required certification is materially more onerous than the form of the requirement attached hereto as Exhibit K as of the Closing Date, the Master Servicer, the Depositor and the Mortgage Loan Seller shall negotiate in good faith to determine how to amend the certification attached hereto as Exhibit K or any of the provisions in this Section 3.18 to comply with any such new requirements. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.18 may be amended by the Depositor, the Master Servicer and the Trustee without the consent of the Certificateholders.

(d)        Prior to January 30th of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file with the Commission a Form 15D Suspension Notification with respect to the Trust Fund.

SECTION 3.19	Rights of the NIMs Insurer.

Each of the rights of the NIMs Insurer set forth in this Agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM Notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 10.14 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.01     Protected Accounts. (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Protected Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less servicing compensation as permitted by the Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)        To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer, as set forth in the Servicing Agreement. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)        To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i)         Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)         Principal Prepayments in Full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii)        Curtailments received by the Servicer for such Mortgage Loans in the related Prepayment Period; and

(iv)	Any amount to be used as a Monthly Advance.

(d)        Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicer may be retained by them as set forth in the Servicing Agreement and need not be deposited in the Master Servicer Collection Account.

SECTION 4.02	Master Servicer Collection Account.

(a)        The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)	Any amounts withdrawn from a Protected Account or other permitted account;
(ii)	Any Monthly Advance and any Compensating Interest Payments;

(iii)        Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

(iv)        The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

(v)        Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vi)        Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)        All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

(c)        The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

SECTION 4.03	Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

(a)        The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

(b)        On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 6.04 and 8.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

(c)        In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Trustee for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)        No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Interest Funds and Principal Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

SECTION 4.04     Distribution Account. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)        All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)        The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall remit the amount of the loss to the Trustee who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

SECTION 4.05     Permitted Withdrawals and Transfers from the Distribution Account. (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer or the Securities Administrator has

designated for such transfer or withdrawal pursuant to the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

(i)         to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds or any advance of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

(ii)         to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)        to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)        to pay the Master Servicer or the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)        to pay the Master Servicer or the Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

(vi)        to reimburse the Master Servicer or the Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(vii)       to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)	to pay the Master Servicer as set forth in Section 3.14;

(ix)        to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

(x)        to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer;

(xi)        to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii)       to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xiii)	to remove amounts deposited in error; and
(xiv)	to clear and terminate the Distribution Account pursuant to Section 9.01.

(b)        The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

(c)        On each Distribution Date, the Trustee shall distribute the Interest Funds and Principal Funds to the Holders of the Certificates as instructed by the Master Servicer or the Securities Administrator in accordance with Section 9.07.

SECTION 4.06	Distributions on the REMIC Interests.

On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the interests in REMIC 1 in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

SECTION 4.07	Distributions.

(a)        On each Distribution Date, the Trustee shall make the following distributions from funds then available in the Distribution Account, of an amount equal to the Interest Funds in the following order of priority:

(i)         to the Class P Certificates, any Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period and all amounts paid by the Servicer or the Seller in respect of Prepayment Charges pursuant to this Agreement during the related Prepayment Period;

(ii)         to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, such amount will be distributed pro rata among each Class of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the agregate;

(iii)        to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carry Forward Amount;

(iv)        to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carry Forward Amount;

(v)        to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carry Forward Amount;

(vi)        to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carry Forward Amount;

(vii)       to the Class B-3 Certificates, the Class B-3 Current Interest and any Class B-3 Interest Carry Forward Amount; and

(viii)	any remainder pursuant to Section 4.07(e) hereof.

On each Distribution Date, subject to the proviso in (ii) above, Interest Funds received on the Mortgage Loans will be deemed to be distributed to the Class A-1, Class A-2 and Class R Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class of Certificates for such Distribution Date has been paid in full.

(b)	[Reserved]

(c)        On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.07(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

(i)         to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows: first, to the Class R Certificate until its Certificate Principal Balance has been reduced to zero, and second, pro rata to the Class A-1 Certificates and Class A-2 Certificates, based on their relative Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M Certificates, Class B Certificates and the Overcollateralization Amount has been reduced to zero, any principal distributions allocated to the Class A-1 Certificates and Class A-2 Certificates are required to be allocated sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

	(ii)	to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;
	(iii)	to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;
	(iv)	to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;
	(v)	to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;
	(vi)	to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and
	(vii)	any remainder pursuant to Section 4.07(e) hereof.
(d)	[Reserved].

(e)        On each Distribution Date, the Trustee shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.07(a)(viii) and (c)(vii) hereof until such remainders shall have been fully distributed for such Distribution Date:

(i)         for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

(ii)	to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

(iii)	to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;
(iv)	to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;
(v)	to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;
(vi)	to the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;

(vii)       from any amounts otherwise distributable to the Class C Certificates, to the Reserve Fund to pay to the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, any Floating Rate Certificate Carryover for each such Class for such Distribution Date, on a pro rata basis, based on the amount of the Floating Rate Certificate Carryover for each such Class and to the extent not fully paid pursuant to Section 4.07(h)(i);

(viii)      to the Class C Certificates, an amount equal to the Class C Distribution Amount reduced by amounts distributed in clause (vii); and

(ix)	any remaining amount to the Holders of the Class R-2 Interest.

(f)         On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinated Certificates in the following order of priority:

(i)	to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;
(ii)	to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;
(iii)	to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;
(iv)	to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

(v)        to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

(vi)	to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

(g)        Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a “Preference Claim”) of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

(h)        The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract. Any payments received under the terms of the Cap Contract will be available to pay the holders of the Offered Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.07 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of the Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid as follows:

(i)         first, to the Classes of Offered Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Offered Certificates; and

(ii)	second, any remaining proceeds shall be distributed to the holders of the Class C Certificates.

On or before the Closing Date, the Trustee shall establish a Cap Contract Account on behalf of the Holders of the Certificates. The Cap Contract Account must be an Eligible Account. On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract shall be deposited by the Trustee into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the Offered Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal (a) the product of: (1) the excess, if any, of one-month LIBOR over the rate for such payment date as set forth in the Cap Contract, up to a maximum rate as set forth in the Cap Contract; (2) the lesser of (a) the notional amount for such Interest Accrual Period as set forth below and (b) the aggregate outstanding principal balance of the Offered Certificates as of the first day of the related Accrual Period; and (3) a fraction, the numerator of which is 30 and the denominator of which is 360. If a payment is made to the Trust Fund under a Cap Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, the Trustee shall send a notice on the Business Day prior to the related Distribution Date, stating the amount received on the related Cap Contract, the amounts paid with respect to Floating Rate Certificate Carryovers and the amount due to the holders of the Class C Certificates. Such notice shall be sent by the Trustee via facsimile to the holders of the Class C Certificates.

Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

The Cap Contract is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

SECTION 4.08     Payments. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Trustee by the Master Servicer or the Securities Administrator. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)        Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

SECTION 4.09     Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator’s internet website as set forth below, the following information:

(i)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

(ii)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

(iii)        the aggregate amount the Servicing Fee during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv)	the aggregate amount of Monthly Advances for the related Due Period;

(v)        the aggregate Stated Principal Balance of the Mortgage Loans at the close of business at the end of the related Due Period;

(vi)        the number, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

(vii)       the number and aggregate unpaid principal balance of Mortgage Loans (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii)      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix)        the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

(x)	the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)        the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xii)       the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account for such Distribution Date;

(xiii)      the Class Certificate Balance of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(xiv)      the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv)       the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by Compensating Interest Payments by the Servicer or the Master Servicer pursuant to the Servicing Agreement or Section 6.06;

(xvi)	the Interest Funds and the Principal Funds;
(xvii)	the Pass-Through Rate for each Class of Certificates for such Distribution Date; and

(xviii)    the aggregate Stated Principal Balance of Mortgage Loans purchased by the Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the Monthly Statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

(b)        By January 30 of each year beginning in 2006, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

(c)	The Master Servicer shall make available to the NIMs Insurer a copy of the Monthly Statement.

SECTION 4.10     Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Servicer was required to make an advance pursuant to the Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

SECTION 4.11    Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicer under the Servicing Agreement with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

SECTION 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)        The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee’s customary procedures.

(b)        No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to each Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the “Transferor Certificate”) and

(i) deliver a letter in substantially the form of either Exhibit G (the “Investment Letter”) or Exhibit H (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA Restricted Certificate that is a Class R Certificate may be made to any Person unless the Trustee has received a representation that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), or to any Person directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan. Each Person to whom a Class R Certificate is to be transferred shall be required or deemed to represent that it is not a Plan.

No transfer of an ERISA-Restricted Certificate (other than the Class R Certificate) shall be made to any Person unless the Trustee has received (A) a representation that such transferee is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of, or with the assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets contained in an “insurance company general account,” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the NIMs Insurer or the Depositor.

Each beneficial owner of a Class M-1, Class M-2, Class B-1 or Class B-2 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s or Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE “) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

For purposes of the three immediately preceding paragraphs of this Subsection 5.02(b), other than clause (C) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Trustee by the transferee’s acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

(c)        Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)         No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

(iii)        Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

(iv)        Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)        At the option of the Holder of the Class R Certificate, the Class R-1 Interest and the Class R-2 Interest may be severed and represented by separate certificates (with the certificate that represents the Class R-2 Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the Net Rate); provided, however, that such separate certification may not occur until the Trustee and the NIMs Insurer receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class R-1 Interest and the residual interest in REMIC 2 shall be severed and represented by separate Certificates.

The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)        The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

(e)        The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Trustee.

SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the NIMs Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

SECTION 5.04	Persons Deemed Owners.

The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the NIMs Insurer or the Trustee, nor any agent of the NIMs Insurer or the Trustee shall be affected by any notice to the contrary.

SECTION 5.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06	Book-Entry Certificates.

The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

(a)	the provisions of this Section shall be in full force and effect;

(b)        the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

(c)        registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

(d)        the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)        the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)         the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)        to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

SECTION 5.07	Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Trustee shall give all such notices and communications to the Depository.

SECTION 5.08	Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

SECTION 5.09	Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 401 South Tryon Street, 12th Floor, Charlotte, NC 28288, Attention: Corporate Trust Services – Merrill Lynch Mortgage Investors Trust, Series 2005-A3 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01     Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

SECTION 6.02	Merger or Consolidation of the Master Servicer.

(a)        The Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)        Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 6.03     Indemnification from the Master Servicer and the Depositor. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)        The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

SECTION 6.04     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 6.03:

(a)        Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)        The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)        The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or the Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)        The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 6.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e)        In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)         The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

SECTION 6.05     Master Servicer Not to Resign. Except as provided in Section 6.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee and the NIMs Insurer, if any. No such resignation by the Master Servicer shall become effective until MLMLI or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and the NIMs Insurer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

SECTION 6.06     Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLMLI or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLMLI or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

SECTION 6.07     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VII

DEFAULT

SECTION 7.01     Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)         The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)         The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund or by the NIMs Insurer; or

(iii)        There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)        The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)        The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 6.05 or 6.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), the NIMs Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the principal of the Trust Fund (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of MLMLI, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

SECTION 7.02     Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01 or an Opinion of Independent Counsel pursuant to Section 6.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLMLI shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan, (ii) for any representation or warranty of the Master Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, the appointment of which successor shall be approved by the NIMs Insurer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates and the NIM Notes, if any, will not be lowered as a result of the selection of the successor to the Master Servicer. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee and the NIMs Insurer shall have consented thereto and prior written consent of the NIMs Insurer is obtained. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 7.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

SECTION 7.03     Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the NIMs Insurer, if any, and to the Rating Agencies.

SECTION 7.04             Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the NIMs Insurer, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

SECTION 7.05     List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

ARTICLE VIII

CONCERNING THE TRUSTEE AND

THE SECURITIES ADMINISTRATOR

SECTION 8.01     Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 7.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)        Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the NIMs Insurer and the Certificateholders and take such further action as directed by the NIMs Insurer and the Certificateholders.

(c)        On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 4.07 and 9.01 herein based solely on the report of the Securities Administrator.

(d)        No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)         Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)         Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the NIMs Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)        The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)        The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)        Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vii)       None of the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)        All funds received by the Master Servicer and the Trustee and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee.

(f)         Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

SECTION 8.02     Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 8.01:

(i)         The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)         The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)        Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMs Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or NIMs Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee’s Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)        Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund or the NIMs Insurer and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders or the NIMs Insurer requesting the investigation;

(vi)        The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)       Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii)      The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix)        Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 8.07; and

(x)        Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Assignment, Assumption and Recognition Agreement, or by the Originator pursuant to this Agreement or the Servicing Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

SECTION 8.03     Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee of the Trust Fund and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder, or of any guaranty of a NIMs Insurer or related document other than with respect to the Trustee’s execution and authentication of the Certificates. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

SECTION 8.04     Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05     Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the

Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06    Eligibility Requirements for Trustee and Securities Administrator. (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P and Fitch with respect to their long-term rating and rated “BBB” or higher by S&P and Fitch with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 8.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and reasonably acceptable to the NIMs Insurer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.08.

(b)        In addition, the Securities Administrator (i) may not be the Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s, or such other rating as is acceptable to Fitch as provided in an Rating Agency Confirmation. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 8.08, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

SECTION 8.07     Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 8.07 shall be furnished to any Certificateholder upon reasonable written request.

SECTION 8.08     Resignation and Removal of the Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the NIMs Insurer and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

(b)        If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

(c)        The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund, with the consent of the NIMs Insurer, or the NIMs Insurer, may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized (or the NIMs Insurer), one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to the NIMs Insurer and each Rating Agency by the successor Trustee or Securities Administrator.

(d)        No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by a successor Trustee or Securities Administrator acceptable to the NIMs Insurer as provided in Section 8.09.

SECTION 8.09     Successor Trustee and Successor Securities Administrator. (a) Any successor Trustee or Securities Administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the NIMs Insurer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)        No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 8.06.

(c)        Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

SECTION 8.10     Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 8.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.11     Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the NIMs Insurer and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Depositor, the NIMs Insurer and the Trustee may consider necessary or desirable.

(b)        If the Depositor, the Trustee or the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor, the Trustee or the NIMs Insurer.

(c)        No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(d)        In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, the NIMs Insurer and the Depositor.

(f)         To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)        No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

SECTION 8.12     Federal Information Returns and Reports to Certificateholders; REMIC Administration. (a) For federal income tax purposes, the taxable year of REMIC 1 and REMIC 2 shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of such REMIC 1 and REMIC 2 on the accrual method of accounting.

(b)        The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, federal tax information returns or elections required to be made hereunder with respect to REMIC 1 and REMIC 2, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR for the Mortgage Loans). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in REMIC 1 and REMIC 2 (the “REMIC Reporting Agent”). The Trustee shall make an election to treat REMIC 1 and REMIC 2 as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R Certificate is hereby designated as the “Tax Matters Person” (within the meaning of Treas. Reg. §§1.860F-4(d)) for the REMIC 1 and REMIC 2. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the REMIC 1 and REMIC 2 during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)        The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a Permitted Transferee, and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a Permitted Transferee (or which is deemed by statute to be an entity with a disqualified member).

(d)        The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to REMIC 1 and REMIC 2 or the Trust Fund.

(e)        Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)         The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 8.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

(g)        The parties to this Agreement have entered into this Agreement with the intention that, for federal, state and local income, single business and franchise tax purposes, the Grantor Trust will qualify as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership. The parties hereto (in accordance with this Section 8.11 hereof), by entering into this Agreement, agree to treat the Grantor Trust for federal, state and local income, single business and franchise tax purposes as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership.

ARTICLE IX

TERMINATION

SECTION 9.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.

(a)        Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Monthly Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date.

(b)        On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the “Auction”). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of “Optional Termination Price” (other than Securities Administrator’s expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of “Optional Termination Price.” The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

If an Optional Termination does not occur as a result of the Auction’s failure to achieve the Optional Termination Price, the NIMs Insurer (or the Master Servicer, if the NIMs Insurer does not do so) may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In the event that there is a NIMs Insurer at the time of the Auction, the Auction fails to achieve the Optional Termination Price and the NIMs Insurer does not exercise its option to terminate the Trust Fund on the first Distribution Date on which it is able to exercise such option, the Master Servicer may, at such time, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the NIMs Insurer or the Master Servicer shall be deposited by the Trustee directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances.

(c)        Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Seller that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the NIMs Insurer, if any, and the Master Servicer in the event the NIMs Insurer declines to exercise its option, shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

SECTION 9.02	Final Distribution on the Certificates.

If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Master Servicer Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the NIMs Insurer and each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Trustee or the NIMs Insurer, as applicable, the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

SECTION 9.03	Additional Termination Requirements.

(a)        In the event the Securities Administrator, the NIMs Insurer or the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause the REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         Within 90 days prior to the final Distribution Date, the Trustee shall adopt and sign a plan of complete liquidation of the Trust Fund as provided to it by the Master Servicer, meeting the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)         At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation.

(b)        By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01   Intent of Parties. The parties intend that the REMIC Trust shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

SECTION 10.02   Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to:

(i)	to cure any ambiguity or correct any mistake,

(ii)         to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

(iii)        to add any other provisions with respect to matters or questions arising under this Agreement, or

(iv)        to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer , the Securities Administrator and the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66?% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66?% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Master Servicer, the Master Servicer shall furnish written notification of the substance of such amendment to each Certificateholder, the NIMs Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee or the Master Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Master Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

SECTION 10.03   Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

SECTION 10.04   Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)        Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)        No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)        No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.05   Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 10.05.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)        The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)        In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

SECTION 10.06   Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.07    Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the MLMLI, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: MLMI Series 2005-A3, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: MLMI series 2005-A3, facsimile no.: (410) 715-4513, or such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Custodian, Wells Fargo Bank, National Association, 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414 Attention: MLMI Series 2005-A3; or such other address as may hereafter be furnished to the other parties hereto in writing; or (vi) in the case of the Rating Agencies, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, and Fitch, Inc., One State Street Plaza – 30th Floor, New York, New York 10004. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

SECTION 10.08   Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

SECTION 10.09   Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 10.10   Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 10.11   Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

SECTION 10.12   Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement or the Servicing Agreement;
2.	The occurrence of any Event of Default that has not been cured;
3.	The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.	The repurchase or substitution of Mortgage Loans;
5.	The final payment to Certificateholders; and
6.	Any change in the location of the Master Servicer Collection Account or the Distribution Account.

SECTION 10.13   Third Party Beneficiary. (a) For purposes of Sections 3.07, 3.08, 3.15(c), 4.01 and 4.05 of this Agreement, Washington Mutual Bank, FA shall be considered a third party beneficiary entitled to all the rights and benefits accruing to any servicer herein as if it were a direct party to this agreement.

(b)       The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 10.14	Additional Rights of the NIMs Insurer.

(a)        Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. With respect to the Master Servicer and the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Master Servicer’s or the Trustee’s website.

(b)        Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a “NIMs Insurer Default”), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor

By:	/s/ Andrew Beal
Name: Andrew Beal
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bryon M. Tinnin
Name: Bryon M. Tinnin
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ Sandra Whalen
Name: Sandra Whalen
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:	/s/ Sandra Whalen
Name: Sandra Whalen
Title: Vice President

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ___ day of May, 2005, before me, a notary public in and for said State, personally appeared _________________, known to me to be an Authorized Signatory of Merrill Lynch Mortgage Investors, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA	)
	)	ss.:
COUNTY OF MECKLENBURG	)

On the ___ day of May, 2005, before me, a notary public in and for said State, personally appeared ______________________, known to me to be an Assistant Vice President of Wachovia Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of May, 2005, before me, a notary public in and for said State, personally appeared __________________, known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the ___ day of May, 2005, before me, a notary public in and for said State, personally appeared _________________, known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [A-_][M-_] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES [THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES] AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[EACH BENEFICIAL OWNER OF A CLASS M CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR A PLAN INVESTOR OR INVESTING WITH PLAN ASSETS, (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON THE PROHIBITED TRANSACTION EXEMPTION 90-29 ISSUED BY THE DEPARTMENT OF LABOR, AS AMENDED (“EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY FITCH, MOODY’S OR S&P, OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN “INSURANCE COMPANY GENERAL ACCOUNT,” AS SUCH TERM IS DEFINED IN PTCE 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

[IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. THE TRUSTEE SHALL BE

UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.]

[ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(D) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.]

MLMI Series 2005-A3, Class [A-_][M-_]	Aggregate [Class Certificate Balance] of the Class [A-_][M-_] Certificates as of the Issue Date: $__________
Pass-Through Rate: __________	Initial [Class Certificate Balance] of this Class [A-_][M-_] Certificate as of the Issue Date $__________
Date of Agreement and Cut-off Date: May 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: June 27, 2005	Trustee: Wachovia Bank, National Association
No. __	Issue Date: May 26, 2005
CUSIP: ___________

DISTRIBUTIONS IN REDUCTION OF THE [CLASS CERTIFICATE BALANCE] OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING [CLASS CERTIFICATE BALANCE] HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

MLMI SERIES 2005-A3

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate [Class Certificate Balance] of the Class [A-_][M-_] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [A-_][M-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and Wachovia Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period specified in the Agreement on the [Class Certificate Balance] hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [A-_][M-_] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [A-_][M-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

[As described above, each any transferee of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a Plan Investor or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Prohibited Transaction Exemption 90-29 issued by the Department of Labor, as amended (“Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Fitch, Moody’s or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

[If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(d) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.]

[Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(d) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.]

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate [Class Certificate Balance] of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A-_][M-_] Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-2

FORM OF CLASS [B- ] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

MLMI Series 2005-A3, Class [B-_]	Aggregate Certificate Principal Balance of Class [B-_] Certificates as of the Issue Date: $__________________
Pass Through Rate: __________	Denomination: $__________
Date of Agreement and Cut-off Date: May 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: June 27, 2005	Trustee: Wachovia Bank, National Association
☐, 2005	Issue Date: May 26, 2005
No. __	CUSIP: __________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

MLMI SERIES 2005-A3

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [B-_] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [B-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and Wachovia Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [B-_] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [B-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Agreement as Exhibit F-3) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ______________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [B-_] Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT A-3

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(d) OF THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE

PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

MLMI Series 2005-A3, Class R	Percentage Interest: 100%
Date of Agreement and Cut-off Date: May 1, 2005	Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: June 27, 2005	Trustee: Wachovia Bank, National Association
No. __	Issue Date: May 26, 2005
CUSIP: __________

MORTGAGE PASS-THROUGH CERTIFICATE

MLMI SERIES 2005-A3

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the “Mortgage Loans”) formed and sold by

MERRILL LYNCH MORTGAGE INVESTORS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ____________________, is a registered owner of a 100% Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and Wachovia Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

This Certificate does not have a Class Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the related Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer, sale, pledge or other disposition of this Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, made in reliance upon an exemption from the 1933 Act, (i) the Trustee and the Depositor shall require (a) the transferor to certify in writing the facts surrounding the transfer (in substantially the form attached to the Agreement as Exhibit E-2), and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit E-1) and (b) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of this Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

This certificate shall be governed by and construed in accordance with the laws of the state of New York.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: _____________, 2005

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds

to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

[Provided Upon Request]

EXHIBIT C

[RESERVED]

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis Minnesota 55414

Attn: ______________________

Re:	Custodial Agreement dated as of _________, among _________________, _____, and Wells Fargo Bank, N.A., as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation (Repurchases, etc.)

_____	5.
		Nonliquidation Reason: ________________________
Address to which Trustee should Deliver the Trustee’s Mortgage File:			____________________________
			____________________________
			____________________________

		By:	____________________________
			(authorized signer)

		Issuer:	____________________________
		Address:	____________________________
			____________________________
		Date:	____________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

Please acknowledge the execution of the above request by your signature and date below:

_________________________	____________________
Signature	Date
Documents returned to Custodian:
_________________________	____________________
Custodian	Date

EXHIBIT E-1

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
)ss:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.          That he is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.          That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, MLMI Series 2005-A3, Class R Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3.          That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4.	That the Investor’s taxpayer identification number is ______________________.

5.          That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6.          That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7.          That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

EXHIBIT E-2

FORM OF TRANSFEROR CERTIFICATE

__________ , 20__

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

[Trustee]

Attention: Merrill Lynch Mortgage Investors, Inc, Series _______

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A3, Class [  _]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _____________________ (the “Seller”) to _____________________(the “Purchaser”) of $______________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, MLMI Series ________, Class R (the “Certificates”), pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and Wachovia Bank, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1.          No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2.          The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit E-1. The Seller does not know or believe that any representation contained therein is false.

3.          The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes Associated therewith) unless the Seller has conducted such an investigation.

4.          The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

______________,200___

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A3, Class [  _]

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-A3, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and Wachovia Bank, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT F-2

FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

__________, 200__

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,

Mortgage Pass-Through Certificates, MLMI Series 2005-A3, Class ☐

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

EXHIBIT F-3

FORM OF RULE 144A LETTER

____________, 2005

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Re:	Merrill Lynch Mortgage Investors, Inc.,
	Mortgage Pass-Through Certificates, MLMI Series 2005-A3, Class [	]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

ANNEX I TO EXHIBIT F-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (The “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.          In connection with purchases by the Buyer, The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) The Buyer owned and/or invested on a discretionary basis $___________1 in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

_________________________

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.          Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX II TO EXHIBIT F-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (The “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, The Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.          The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.          The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer’s own account.

6.          Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT G

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of May 26, 2005, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), MERRILL LYNCH MORTGAGE INVESTORS, INC., as company (together with any successor in interest, the “Company”), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2005, relating to the issuance of Mortgage Pass-Through Certificates, MLMI Series 2005-A3 (as in effect on the date of this agreement, the “Original Pooling and Servicing Agreement,” and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicer under the Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1       Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2       Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, the Custodian shall deliver each such assignment to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3	Review of Mortgage Files.

(a)        On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”) and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(b)        Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

(c)        In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

Section 2.4       Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

Section 2.5       Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

Upon the Custodian’s receipt of a request for release (a “Request for Release”) substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the Serviced shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the Serviced shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

Section 2.6       Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

Section 3.1       Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2	Reserved.

Section 3.3       Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4       Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

Section 3.5       Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6       Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7       Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1       Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2       Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3       GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4       Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust’s expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 401 South Tryon Street, 12th Floor Charlotte, NC 28288-1179 Attention: Telecopy: Confirmation:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee By:__________________________________ Name: Title:
Address: 4 World Financial Center New York, NY 10281	MERRILL LYNCH MORTGAGE INVESTORS, INC. By:__________________________________ Name: Title:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045-1951	WELLS FARGO BANK, N.A., as Master Servicer By:__________________________________ Name: Title:
Address: 1015 10th Avenue Southeast, MS 0031 Minneapolis, MN 55414	WELLS FARGO BANK, N.A., as Custodian By:__________________________________ Name: Title:

STATE OF NORTH CAROLINA	)
	)	ss.:
COUNTY OF MECKLENBURG	)

On the 26th day of May 2005 before me, a notary public in and for said State, personally appeared ___________________________, known to me to be an _____________________ of Wachovia Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of May 2005 before me, a notary public in and for said State, personally appeared ___________________________, known to me to be a ___________________________ of Merrill Lynch Mortgage Investors, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the 26th day of May 2005 before me, a notary public in and for said State, personally appeared ________________, known to me to be an _________________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[SEAL]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF HENNEPIN	)

On the 26th day of May 2005 before me, a notary public in and for said State, personally appeared ___________________, known to me to be an ____________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

February __, 2005

Merrill Lynch Mortgage Investors, Inc.

4 World Financial Center, 10th Floor

New York, New York 10281

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Re:

Pooling and Servicing Agreement, dated as of May 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee,

Mortgage Pass-Through Certificates, Series 2005-A3

Ladies and Gentlemen:

Attached is the Custodian’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

WELLS FARGO BANK, N.A., as Custodian

By:
Name:
Title:

EXHIBIT TWO

FORM OF CUSTODIAN FINAL CERTIFICATION

____________, 2005

Merrill Lynch Mortgage Investors, Inc.

World Financial Center--North Tower

250 Vesey Street

New York, NY 10281

Attention: Oleg Saitskiy

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, NC 28288-1179

Re:

Pooling and Servicing Agreement, dated as of May 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee,

Mortgage Pass-Through Certificates, Series 2005-A3

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A., as Custodian

By:
Name:

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

1015 10th Avenue S.E.

Minneapolis, Minnesota 55414

Attn: MLMI 2005-A3

Re:

Custodial Agreement dated as of May 26, 2005, among Wachovia Bank, National Association, as Trustee, Merrill Lynch Mortgage Investors, Inc., as Company, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wells Fargo Bank, N.A., as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation (Repurchases, etc.)

_____	5.
		Nonliquidation Reason: ________________________
Address to which Trustee should Deliver the Trustee’s Mortgage File:			____________________________
			____________________________
			____________________________

		By:	____________________________
			(authorized signer)

		Issuer:	____________________________
		Address:	____________________________
			____________________________
		Date:	____________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date
Documents returned to Custodian:
_________________________	____________________
Custodian	Date

EXHIBIT H

SERVICING AGREEMENT

GREENPOINT MORTGAGE FUNDING, INC.

(PROVIDED UPON REQUEST)

EXHIBIT I

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER

WITH FORM 10-K

Re:	Merrill Lynch Mortgage Investors, Inc.

Mortgage Pass-Through Certificates, Series 2005-A3

I, [identify the certifying individual], certify that:

l.           I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Merrill Lynch Mortgage Investors, Inc. (the “Registrant”);

2.          Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.          Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

4.          I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

5.          The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

____________________________

____________________________

____________________________

Capitalized terms used but not defined herein have the meanings ascribed to them in Pooling and Servicing Agreement, dated May 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT L

FORM OF CAP CONTRACT

6 June 2005

Merrill Lynch Mortgage Lending Inc.

The Corporation Trust Co.

Corporation Trust Centre

1209 Orange Street

External ID: 53065595

Dear Sir/Madam

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation amends, restates and supersedes in its entirety all Confirmations dated prior to the date hereof in respect of this Transaction.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 ISDA Definitions.

If you and we are parties to the 1992 ISDA Master Agreement, (the “Agreement”), this Confirmation supplements, forms a part of, and is subject to such Agreement. If you and we are not yet parties to the Agreement, you and we agree to use our best efforts promptly to negotiate, execute, and deliver the Agreement, including our standard form of Schedule attached thereto and made a part thereof, with such modifications as you and we shall in good faith agree. Upon execution and delivery by you and us of the Agreement, this Confirmation shall supplement, form a part of, and be subject to such Agreement. Until you and we execute and deliver the Agreement, this Confirmation (together with all other Confirmations of Transactions previously entered into between us, notwithstanding anything to the contrary therein) shall supplement, form a part of, and be subject to the 1992 ISDA Master Agreement, as if, on the Trade Date of the first such Transaction between us, you and we had executed that agreement (without any Schedule thereto) and specified that the Automatic Early Termination provisions contained in Section 6(a) of such agreement would apply.

The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, other than New York General Obligations Law Sections 5-1401 and 5-1402 and each party hereby submits to the jurisdiction of the Courts of the State of New York.

A subsidiary of CREDIT SUISSE FIRST BOSTON	Registered Office as above

Registered with unlimited liability in England under No. 2500199

Authorised and Regulated by the Financial Services Authority

VAT No: GB 447 0737 41

CSFBi and Counterparty each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other.

In this Confirmation, “CSFBi” means Credit Suisse First Boston International and “Counterparty” means Merrill Lynch Mortgage Lending Inc.

The terms of the Transaction to which this Confirmation relates are as follows:

2.	General Terms:

Transaction Type:	Rate Cap Transaction

Notional Amount:

For each Calculation Period, the lesser of: (i) the Calculation Base Amount, which shall initially be USD 312,780,000, subject to amortization as set out in Appendix A attached hereto and (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of the related Floating Rate Payer Payment Date as set forth in the Services Remittance Report which Counterparty agrees to remit to CSFB at least two (2) Business Dates prior to each related Floating Rate Payer Payment Date.

Trade Date:	05 May 2005

Effective Date:	26 May 2005

Termination Date:	25 January 2008, subject to adjustment in accordance with the Modified Following Business Day Convention.

3.	Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Payment Date:	26 May 2005, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	USD 476,000

4.	Floating Amounts:

Floating Rate Payer:	CSFBi

Floating Amount:	The amount calculated pursuant to Section 6.1(a) of the 2000 ISDA Definitions.

Floating Rate Payer
Period End Dates:	The 25th of each month, commencing on 25 June 2005, and ending on 25 January 2008, inclusive, subject to Adjustment in accordance with the Following Business Day Convention.

(i)	Floating Rate Payer

Payment Dates:           Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two (2) Business Days prior to each Floating Rate Payer Period End Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Calculation Period:	Notwithstanding anything else to the contrary in the 2000 Definitions the initial Calculation Period of the Floating Rate Payer under this clause 4 shall commence on 26 May 2005.

Cap Rate:	For the Floating Rate Payer Period End Date the percentage set forth in Appendix A as the CSFBi Cap Rate for such Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, if the Floating Rate Option for any Calculation Period is greater than 9.20% then the Floating Rate Option for such Calculation Period shall be deemed to be 9.20%

Designated Maturity:	1 month

Spread:	None

Floating Rate
Day Count Fraction:	30/360

Business Days:	New York

Calculation Agent:	CSFBi

5.	Other Provisions.

Section 4.6     For the purpose of this Transaction the following provisions shall apply:-

(a)	For the purpose of Section 6(e) of the Agreement, the Second Method and Market Quotation will apply.

(b)	For the purpose of the Agreement, "Termination Currency" shall mean United States Dollars.

(c)	Each party hereby agrees to waive any rights it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(d)	Section 3 of the Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g)	Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:

(1)

Non-reliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2)	Evaluation and Understanding.

(i)	it is acting for its own account and has made its own independent decisions to enter into this Transaction and as to whether this

Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(ii)

it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction.  It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(ii)	the other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(3)	Purpose. It is an "eligible contract participant" as that term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(e)

Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless CSFBi is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) CSFBi

shall be entitled to designate an Early Termination Event pursuant to Section 6 of the Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to CSFBi as the Affected Party or Section 5(b)(iii) of the Agreement with respect to CSFBi as the Burdened Party. For purposes of this Transaction Counterparty’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(f)	The following Additional Termination Event shall apply with respect to Party A with Party A as the sole Affected Party and with this Transaction as the sole Affected Transaction:-

A Ratings Event has occurred with respect to CSFBi and CSFBi has not, within thirty (30) calendar days of such event, at it own expense, either (i) assigned this Transaction to a third party, within thirty (30) calendar days of such Ratings Event, that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Threshold; or (ii) delivered Eligible Collateral, in a form and with Valuation Percentages acceptable to Counterparty, in an amount equal to the Exposure (as such term is defined below) as well as an executed form of the 1994 ISDA Credit Support Annex (Bilateral Form subject to New York law) (the "CSA") where Threshold (as such term is defined in the CSA) shall mean zero with respect to CSFBi and Minimum Transfer Amount (as such term is defined in the CSA) shall mean USD 250,000.

For purposes of this Additional Termination Event the following definitions shall apply:-

"Approved Ratings Threshold" shall mean a senior credit rating of either AA-, Aa3 or AA- as provided by S&P, Moody's or Fitch respectively;

"Exposure" shall have the meaning ascribed to it in the CSA;

"Fitch" means Fitch, Inc.;

"Moody's" means Moody's Investors Service, Inc.;

"Ratings Event" shall mean that during the Term of this Transaction Party A's senior credit rating ceases to be rated at least AA-, Aa3 or AA- as provided by S&P, Moody's or Fitch respectively; and

"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Inc.

(g)

Notwithstanding anything to the contrary contained in the Agreement, CSFBi agrees that it will provide its written consent to the transfer by novation to a third-party trustee selected by Counterparty (the "Third Party Trustee") of any and all of Counterparty’s interests and obligations under this Transaction, provided, however, that such agreement shall be subject to the condition

(h)	precedent that the Third Party Trustee is acceptable and satisfactory to CSFBi, as determined by CSFBi in its reasonable discretion, at the time of such novation.

(i)	Set-off. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

6.	Account Details:

Payments to CSFBi:	As advised separately in writing

Payments to Counterparty:	As advised separately in writing

Credit Suisse First Boston International is Authorised and Regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

APPENDIX A

TO CONFIRMATION

BETWEEN

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

AND

MERRILL LYNCH MORTGAGE LENDING INC.

External ID: 53065595

Calculation Period up to but excluding the Period End Date scheduled to occur on;	ARTICLE VUSD Calculation Amount:	CSFBi Cap Rate
June 27, 2005	312,780,000.00	5.330%
July 25, 2005	306,925,474.97	5.331%
August 25, 2005	301,179,085.45	5.331%
September 26, 2005	295,538,657.38	5.331%
October 25, 2005	290,002,237.31	5.332%
November 25, 2005	284,567,907.86	5.332%
December 27, 2005	279,233,786.93	5.333%
January 25, 2006	273,998,027.15	5.333%
February 27, 2006	268,858,815.18	5.334%
March 27, 2006	263,814,371.13	5.334%
April 25, 2006	258,862,947.88	5.335%
May 25, 2006	254,002,830.55	5.335%
June 26, 2006	249,232,335.84	5.336%
July 25, 2006	244,549,811.50	5.336%
August 25, 2006	239,953,635.72	5.337%
September 25, 2006	235,442,216.58	5.337%
October 25, 2006	231,013,991.53	5.338%
November 27, 2006	226,667,426.78	5.338%
December 26, 2006	222,401,016.85	5.339%
January 25, 2007	218,213,284.00	5.340%
February 26, 2007	214,102,777.71	5.340%
March 26, 2007	210,068,074.21	5.341%
April 25, 2007	206,107,775.98	5.341%
May 25, 2007	202,220,511.26	5.342%
June 25, 2007	198,404,933.56	5.343%
July 25, 2007	194,659,721.23	5.343%
August 27, 2007	190,983,576.96	5.344%
September 25, 2007	187,375,227.37	5.345%
October 25, 2007	183,833,422.54	5.345%
November 26, 2007	180,356,935.61	5.346%
December 26, 2007	176,944,562.32	5.799%
January 25 2008	173,586,511.89	5.802%

IN WITNESS WHEREOF, each of the parties hereto has caused this Cancellation Agreement to be executed, by their officers thereto duly authorized and empowered with effect from the date first written above.

Credit Suisse First Boston International
By its Agent: Credit Suisse First Boston LLC

By:_________________
Name:
Title:

Merrill Lynch Mortgage Lending Inc.

By:__________________

Name:

Title: